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                                                                      EXHIBIT 11



                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                 (In thousands)

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                                                           Quarter Ended
                                                      ----------------------
                                                        April 21,  April 20,
                                                          1996       1997
                                                      -----------  ---------

Primary earnings per share:
  Weighted average number of shares outstanding.....       60,499     64,718
  Dilutive effect of common stock options
    and warrants....................................        3,818      3,248
                                                      -----------  ---------
  Adjusted primary weighted average number of
    common and equivalent shares outstanding.........      64,317     67,966
                                                      ===========  =========

Fully diluted earnings per share:
  Weighted average number of shares outstanding....        60,499     64,718
  Dilutive effect of common stock options
    and warrants....................................        3,818      3,248
                                                      -----------  ---------
  Adjusted fully diluted weighted average number of
    common and equivalent shares outstanding.........      64,317     67,966
                                                      ===========  =========

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